Exhibit 10.4
Q2 HOLDINGS, INC.
NOTICE OF GRANT OF MSUs
AND
MARKET STOCK UNITS AGREEMENT

Q2 Holdings, Inc. (the “Company”), pursuant to its 2014 Equity Incentive Plan (the “Plan”), hereby grants to the holder listed below (the “Participant”), an award (the “Award”) of Market Stock Units (the “Units”), each of which is a right to receive one (1) share of Stock, on the terms and conditions set forth herein and in the Market Stock Units Agreement attached hereto (the “Agreement”) and the Plan, which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Grant Notice and the Agreement.

Participant:
Grant Date:
Target Units:	___________, subject to adjustment as provided by the Agreement.
Maximum Units:	___________, which is 200% of the Target Units, subject to adjustment as provided by the Agreement.
Performance Metric:	For each Performance Period, the Company TSR Percentile Rank.
Benchmark Index:	The Russell 2000 Index.
First Performance Period:	The one-year period beginning on the Grant Date and ending on the first anniversary of the Grant Date.
Second Performance Period:	The two-year period beginning on the Grant Date and ending on the second anniversary of the Grant Date.
Third Performance Period:	The three-year period beginning on the Grant Date and ending on the third anniversary of the Grant Date.
Earned Units:	For each Performance Period, the number of Units determined in accordance with Section 4 of the Agreement.
Vesting Date:
Except as otherwise provided by the Agreement, the Vesting Date for each Performance Period will be the date on which the Committee certifies the Company TSR Percentile Rank achieved and the resulting number of Earned Units.

Vested Units:	For each Performance Period, the Earned Units, if any, will become Vested Units on the Vesting Date, provided that the Participant’s Service has not terminated prior to the Vesting Date.
Settlement Date:
Except as otherwise provided by the Agreement, the Settlement Date for each Vested Unit will be as soon as practicable following the Vesting Date but in any event no later than the 15th day of the third calendar month following the end of the calendar year in which the Vesting Date occurs.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Agreement, both of which are made part of this document. The Participant acknowledges that copies of the Plan, the Agreement and the prospectus for the Plan are available on the Company’s equity administration web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and the Agreement, and hereby accepts the Award subject to all of their terms and conditions. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Units.

Q2 HOLDINGS, INC.	PARTICIPANT
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

ATTACHMENTS:	2014 Equity Incentive Plan, as amended to the Date of Grant; Market Stock Units Agreement and Plan Prospectus

Q2 HOLDINGS, INC.
MARKET STOCK UNITS AGREEMENT
(U.S. PARTICIPANTS)

Q2 Holdings, Inc. (the “Company”) has granted to the Participant named in the Market Stock Units Grant Notice (the “Grant Notice”) to which this Market Stock Units Agreement (this “Agreement”) is attached an Award consisting of Market Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and will in all respects be subject to the terms conditions of the Q2 Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.
1.DEFINITIONS AND CONSTRUCTION.

1.1Definitions. Except as otherwise defined by this Agreement or the Grant Notice, capitalized terms will have the meanings assigned by the Plan.

(a)“Average Closing Share Price” means the average of the daily closing prices per share of Stock as reported on the New York Stock Exchange for the applicable thirty (30) trading days. The Average Share Closing Price will be adjusted in each case to reflect an assumed reinvestment, as of the of applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders, as applicable, during the thirty (30) trading days ending immediately prior to the Grant Date or during the applicable Performance Period.

(b)“Average Closing Index Component Value” means, for each component company of the Benchmark Index, the average of the daily closing prices per share of common stock of the component company for the applicable thirty (30) trading days.

(c)“Benchmark Index Component Total Return” means, for each component company of the Benchmark Index, the percentage increase or decrease (rounded to four decimal places) in (i) the Average Closing Index Component Value for the thirty (30) trading days ending with the last trading day of the applicable Performance Period over (b) the Average Closing Index Component Value for the thirty (30) trading days ending immediately prior to the Grant Date.

(d)“Benchmark Index Percentiles” mean, for the applicable Performance Period, the percentile distribution of the Benchmark Index Component Total Returns of the component companies of the Benchmark Index.

(e)“Change in Control Performance Period” means, in the event of the consummation of a Change in Control before the end of the Third Performance Period, a special Performance Period beginning on the Grant Date and ending on the last trading day immediately preceding the date of the consummation of the Change in Control.

(f)“Change in Control Price” means the price per share of Stock to be paid to the holder in accordance with the definitive agreement governing the transaction constituting the Change in Control (or, in the absence of such agreement, the closing price per share of Stock as reported on the New York Stock Exchange for the last trading day of the Change in Control Performance Period), adjusted to reflect an assumed reinvestment, as of the applicable ex-dividend date, of all cash dividends and other cash distributions (excluding cash distributions resulting from share repurchases or redemptions by the Company) paid to stockholders during the Change in Control Performance Period.

(g)“Company TSR” means the total stockholder return of the Company over the applicable Performance Period, expressed as a percentage increase or decrease (rounded to four decimal places) and computed in accordance with the following formula: (A - B)/B, where:

(A) is the Average Closing Share Price for the thirty (30) trading days ending with the last trading day of the applicable Performance Period; and
(B) is the Average Closing Share Price for the thirty (30) trading days ending immediately prior to the Grant Date.
(h)“Company TSR Percentile Rank” means, for the applicable Performance Period, the percentile rank of Company TSR within the range of Benchmark Index Percentiles.

(i)“Performance Multiplier” means, for each Performance Period, a percentage (rounded to four decimal places) determined in accordance with Section 4.1 or, in the event of the consummation of a Change in Control before the end of the Third Performance Period, in accordance with Section 4.3.

(j)“Performance Period” means, as applicable, the First Performance Period, Second Performance Period or Third Performance Period, or, in the event of the consummation of a Change in Control before the end of the Third Performance Period, a Change in Control Performance Period.

1.2Construction. Captions and titles contained herein are for convenience only and will not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular will include the plural and the plural will include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award will be determined by the Committee. All such determinations by the Committee will be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) will be final, binding and conclusive upon all persons having an interest in the Award. Any Officer will have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.
3.THE AWARD.

3.1Grant of Units. On the Date of Grant, the Company hereby awards to the Participant up to the Maximum Units set forth in the Grant Notice, which, depending on the level of the Performance Metric attained during each Performance Period, may result in the Participant earning as little as zero (0) Units or as many as the Maximum Units. Subject to the terms of this Agreement and the Plan, each Unit, to the extent it is earned and becomes a Vested Unit, represents a right to receive one (1) share of Stock on the Settlement Date. Unless and until a Unit has been determined to be an Earned Unit and has vested and become a Vested Unit as set forth in the Grant Notice and this Agreement, the Participant will have no right to settlement of such Units. Prior to settlement of any Units, such Units will represent an unfunded and unsecured obligation of the Company.

3.2No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which will be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant will furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.EARNED UNITS.

4.1Determination of Performance Multiplier. The Performance Multiplier (rounded to four decimal places) for each Performance Period will be determined on the basis of the Company TSR Percentile Rank achieved for such Performance Period (and without regard to the absolute Company TSR) as follows:

Company TSR Percentile Rank	Performance Multiplier
Less than 30th percentile	Zero
30th percentile	50%
Greater than 30th percentile but less than 60th percentile	50% + (5/3 x (Company TSR Percentile Rank minus 30%))
60th percentile	100%
Greater than 60th percentile but less than 90th percentile	100% + (10/3 x (Company TSR Percentile Rank minus 60%))
Equal to or greater than 90th percentile	200%

Notwithstanding the foregoing, the Performance Multiplier determined for the First Performance Period and the Second Performance Period may not exceed 100%, and, in the event of the consummation of a Change in Control before the end of the Third Performance Period, the Performance Multiplier will be determined in accordance with Section 4.3.

4.2Determination of Earned Units. Except as provided by Section 4.3 in the event of the consummation of a Change in Control before the end of the Third Performance Period, the number of Earned Units for each Performance Period will be determined as follows:

(a)    First Performance Period. The number of Earned Units for the First Performance Period, if any, will be equal to the product of (i) one-third of the Target Units (rounded to the nearest whole number) and (ii) the Performance Multiplier determined for the First Performance Period, provided that the maximum number of Earned Units for the First Performance Period may not exceed one-third of the Target Units (rounded to the nearest whole number).

(b)    Second Performance Period. The number of Earned Units for the Second Performance Period, if any, will be equal to the product of (i) one-third of the Target Units (rounded to the nearest whole number) and (ii) the Performance Multiplier determined for the Second Performance Period, provided that the maximum number of Earned Units for the Second Performance Period may not exceed one-third of the Target Units (rounded to the nearest whole number).

(c)    Third Performance Period. The number of Earned Units for the Third Performance Period, if any, will be equal to (i) the product of (A) the Target Units and (B) the Performance Multiplier determined for the Third Performance Period, reduced by (ii) the sum, if any, of (A) the number Earned Units for the First Performance Period and (B) the number of Earned Units for the Second Performance Period.

4.3Determination of Earned Units Upon a Change in Control. In the event of the consummation of a Change in Control before the end of the Third Performance Period, the number of Earned Units will be determined for a Change in Control Performance Period as follows:

(a)    Performance Multiplier. The Performance Multiplier for the Change in Control Performance Period will be determined in accordance with Section 4.1, except that, in determining the Company TSR Percentile Rank for the Change in Control Performance Period, the Company TSR for the Change in Control Performance Period will be determined by substituting the Change in Control Price in place of the Average Closing Share Price for the thirty (30) trading days ending with the last trading day of the applicable Performance Period.

(b)    Earned Units. The number of Earned Units for the Change in Control Performance Period will be determined as described in Section 4.2(c) for the Third Performance Period, except that the Performance Multiplier will be determined as described in Section 4.3(a).

5.COMMITTEE CERTIFICATION OF EARNED UNITS.

As soon as practicable following completion of each Performance Period, the Committee will certify in writing the Company TSR Percentile Rank attained for the Performance Period, the resulting Performance Multiplier and the number of Units subject to the Award which have become Earned Units for the Performance Period.

6.VESTING OF EARNED UNITS.

6.1Normal Vesting. Except as provided by Section 6.2, Earned Units for the applicable Performance Period will vest and become Vested Units on the Vesting Date, which will be the date on which the Committee makes the certification described in Section 5, provided that the Participant’s Service has not terminated prior to the Vesting Date.

6.2Vesting Upon a Change in Control. In the event of the consummation of a Change in Control before the end of the Third Performance Period, the Earned Units for the Change in Control Performance Period will vest and become Vested Units on the Vesting Date, which will be the day immediately preceding the date of the consummation of the Change in Control, provided that the Participant’s Service has not terminated prior to the Vesting Date.

7.TERMINATION OF SERVICE.

7.1Grant of Company Reacquisition Right. In the event that the Participant’s Service terminates for any reason, with or without cause, the Participant will forfeit and the Company will automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant will not be entitled to any payment therefor (the “Company Reacquisition Right”).

7.2Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments. Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 11, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units will be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service will include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

8.SETTLEMENT OF THE AWARD.

8.1Issuance of Shares of Stock. Subject to the provisions of Section 8.2, Section 8.4 and Section 9 below and the Company’s Trading Compliance Policy, the Company will issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Vested Unit will be the date on which such Unit becomes a Vested Unit or as soon thereafter as practicable (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company and if the Company has allowed the Participant to satisfy its tax obligations pursuant to Section 9.2, the Settlement Date for such Vested Units will be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date.

8.2Settlement Upon a Change in Control. In the event of the consummation of a Change in Control before the end of the Third Performance Period, the Earned Units determined in accordance with Section 4.3 which have become Vested Units in accordance with Section 6.2 will be settled in shares of Stock immediately prior to the consummation of the Change in Control.

8.3Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant will be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

8.4Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award will be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

8.5Fractional Shares. The Company will not be required to issue fractional shares upon the settlement of the Award.

9.TAX WITHHOLDING.

9.1In General. At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company will have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

9.2Assignment of Sale Proceeds. Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

9.3Withholding in Shares. The Company will have the right (as determined by the Committee), but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

10.CHANGE IN CONTROL.

10.1Before End of Third Performance Period. In the event of the consummation of a Change in Control before the end of the Third Performance Period, the number of Earned Units will be determined for a Change in Control Performance Period as provided by Section 4.3, the vesting of such Earned Units will be determined as provided by Section 6.2, and the resulting Vested Units will be settled as provided by Section 8.2.

10.2On or After End of Third Performance Period. In the event of the consummation of a Change in Control on or after the end of the Third Performance Period but before the normal Vesting Date as provided by Section 6.1 and before the normal Settlement Date as provided by Section 8.1, the number of Earned Units determined in accordance with Sections 4.1 and 4.2 will become Vested Units on the day immediately preceding the date of the consummation of the Change in Control without regard to Section 5, provided that the Participant’s Service has not terminated prior to such day, and will be settled in shares of Stock immediately prior to the consummation of the Change in Control.

11.ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments will be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company will not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Agreement on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section will be rounded down to the nearest whole number. Such adjustments will be determined by the Committee, and its determination will be final, binding and conclusive.

12.RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE, OR CONSULTANT.

The Participant will have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 11. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement will confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

13.LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant will, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

14.COMPLIANCE WITH SECTION 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation will comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non‑compliance. In connection with effecting such compliance with Section 409A, the following will apply:

14.1Separation from Service; Required Delay in Payment to Specified Employee. Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) will be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations. Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service will be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service. All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

14.2Other Changes in Time of Payment. Neither the Participant nor the Company will take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

14.3Amendments to Comply with Section 409A; Indemnification. Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant. The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

14.4Advice of Independent Tax Advisor. The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award. The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

15.MISCELLANEOUS PROVISIONS.

15.1Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided that no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A. No amendment or addition to this Agreement will be effective unless in writing.

15.2Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award will be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

15.3Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

15.4Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

15.5Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder will be given in writing and will be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)     Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)    Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 15.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 15.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 15.5(a)

or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 15.5(a).

15.6Integrated Agreement. The Grant Notice, this Agreement and the Plan will constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan will survive any settlement of the Award and will remain in full force and effect.

15.7Applicable Law. This Agreement will be governed by the laws of the State of Texas as such laws are applied to agreements between Texas residents entered into and to be performed entirely within the State of Texas.

15.8Counterparts. The Grant Notice may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.